Exhibit 99.1

MODUSLINK REPORTS 2014 FOURTH QUARTER AND FISCAL YEAR FINANCIAL RESULTS

—Company extends tax benefit preservation plan—

WALTHAM, Mass.—October 14, 2014—ModusLink Global Solutions™, Inc. (NASDAQ: MLNK) today reported financial results for its 2014 fourth quarter and fiscal year ended July 31, 2014. Results for those periods are summarized in the following paragraphs. For a full discussion of the results, please see the Company’s annual report on Form 10-K, which can be accessed through www.moduslink.com.

Fourth Quarter Financial Summary

•	Net revenue of $164.7 million compared to $181.0 million in the fourth quarter of fiscal 2013

•	Gross margin of 8.8% compared to 11.1% in the fourth quarter of fiscal 2013

•	SG&A expenses of $17.2 million, a 13.1% reduction compared to the fourth quarter of fiscal 2013

•	Operating loss of $4.2 million compared to operating loss of $5.7 million in the fourth quarter of fiscal 2013

•	Net loss of $8.5 million, or $0.16 per share, compared with net loss of $8.8 million, or $0.17 per share, in the fourth quarter of fiscal 2013

•	Adjusted EBITDA of $2.1 million compared to $6.9 million in the fourth quarter of fiscal 2013

ModusLink reported net revenue of $164.7 million for the fourth quarter of fiscal 2014, compared to $181.0 million in the fourth quarter of fiscal 2013. The change in net revenue was primarily driven by lower revenue from a computing client that primarily affected results in Asia, and lower volumes from an aftermarket services program related to the repair and refurbishment of mobile devices that affected results in the Americas.

Gross margin for the fourth quarter of fiscal 2014 was 8.8% compared to 11.1% in the fourth quarter of the previous year. The decline was primarily due to lower overall revenue, including revenue from the computing client noted above, partially offset by improved operating efficiencies. In the fourth quarter of the prior year, the Company recognized previously deferred revenue for a client program, which increased gross margin by 80 basis points for that period.

Operating loss for the fourth quarter of fiscal 2014 was $4.2 million, compared to $5.7 million in the fourth quarter of the previous year. Contributing to the reduced operating loss was an 80.3% decline in restructuring costs and a 13.1% decline in selling, general and administrative expenses (SG&A), which was primarily due to lower professional fees related to the financial restatement and employee related costs. Net loss for the fourth quarter of fiscal 2014 was $8.5 million, or $0.16 per share, compared with net loss of $8.8 million, or $0.17 per share.

For the fourth quarter of fiscal 2014, Adjusted EBITDA was $2.1 million compared to $6.9 million for the same period in fiscal 2013. EBITDA represents earnings before interest, income tax expense, depreciation and amortization, and Adjusted EBITDA represents EBITDA excluding certain items. Please refer to the non-GAAP information and table reconciling the Company’s Adjusted EBITDA to its GAAP net income/(loss) below.

The Company reported cash and cash equivalents of $183.5 million at July 31, 2014 compared to $77.9 million at July 31, 2013. At July 31, 2014, the Company reported trading securities of $22.8 million. The payment associated with the acquisition of the securities was not made by July 31, 2014 given that the majority of the related trades had not settled. Therefore, the liability associated with the payment is classified under other current liabilities on the Company’s balance sheet.

Fiscal Year 2014 Financial Summary

•	Net revenue of $723.4 million compared to $754.5 million in fiscal 2013

•	Gross margin of 10.3%, an improvement of 40 basis points, compared to 9.9% in fiscal 2013

•	SG&A expenses of $72.0 million, a 17.2% reduction compared to fiscal 2013

•	Operating loss of $5.5 million compared to operating loss of $28.2 million in fiscal 2013

•	Net loss of $16.3 million, or $0.32 per share, compared with net loss of $40.4 million, or $0.86 per share, in fiscal 2013

•	Adjusted EBITDA of $23.0 million compared to $17.2 million in fiscal 2013

The Company reported net revenue of $723.4 million for 2014, compared to $754.5 million in fiscal 2013. The change in net revenue was driven by lower revenue from a software client that reorganized its supply chain, primarily affecting results in Europe. Results for fiscal 2014 benefited from significant revenue growth from a consumer electronics client, which primarily affected results in the Americas and Europe, and from an aftermarket services program related to the repair and refurbishment of mobile devices that affected results in the Americas.

Gross margin for fiscal 2014 was 10.3% compared to 9.9% in the previous year. The improvement was primarily due to a favorable revenue mix and cost reduction actions.

ModusLink reported operating loss for fiscal 2014 of $5.5 million, compared to operating loss of $28.2 million in the previous year. Contributing to the reduced operating loss was a 54.8% decline in restructuring costs and a 17.2% decline in SG&A, which was primarily due to lower professional fees (including audit fees and cost related to the financial restatement) and employee related costs. Net loss for fiscal 2014 was $16.3 million, or $0.32 per share, compared with net loss of $40.4 million, or $0.86 per share. For fiscal 2014, Adjusted EBITDA was $23.0 million compared to $17.2 million for fiscal 2013.

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ModusLink Extends Tax Benefit Preservation Plan

ModusLink today announced that its Board of Directors approved a three-year extension of its current tax benefit preservation plan, which is designed to help preserve the value of its net operating losses and other deferred tax benefits.

The current plan, adopted in October 2011, had been scheduled to expire on October 17, 2014. As approved by the Board of Directors, the expiration date of the tax benefit preservation plan has been extended to October 17, 2017.

Additional information regarding the tax benefit preservation plan will be contained in a Form 8-K and in a Registration Statement on Form 8-A/A that ModusLink is filing with the Securities and Exchange Commission.

About ModusLink

ModusLink Corporation, a wholly owned subsidiary of ModusLink Global Solutions, Inc. (NASDAQ: MLNK), executes comprehensive supply chain and logistics services that are designed to improve clients’ revenue, cost, sustainability and customer experience objectives. ModusLink is a trusted and integrated provider to the world’s leading companies in consumer electronics, communications, computing, medical devices, software and retail. The Company’s operations are supported by more than 25 sites across North America, Europe, and the Asia/Pacific region. For details on ModusLink’s flexible and scalable solutions visit www.moduslink.com and www.valueunchained.com, the blog for supply chain professionals.

Non-GAAP Information

In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to assess its performance. EBITDA represents earnings before interest, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of professional fees associated with our SEC inquiry and financial restatement, strategic alternatives and other professional fees, executive severance and employee retention, restructuring, share-based compensation, impairments of goodwill and long-lived assets, unrealized foreign exchange gains or losses, net, other non-operating gains or losses, net, equity in losses of affiliates and impairments, and discontinued operations.

We believe that providing Adjusted EBITDA to investors is useful as this measure provides important supplemental information of our performance to investors and permits investors and management to evaluate the operating performance of our core supply chain business. We use Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of incentive compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our core supply chain business. We believe that the

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Adjusted EBITDA financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the core supply chain business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision making.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies.

A table reconciling the Company’s EBITDA and Adjusted EBITDA to its GAAP net income/(loss) is included in this release.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

This release contains forward-looking statements, which address a variety of subjects. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize it’s net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. The Company does not undertake any obligations to update forward-looking statements made by it.

Contact:

Cathy Venable

781-663-5012

ir@moduslink.com

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ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	July 31,	July 31,
	2014	2013
Assets:
Cash and cash equivalents	$183,515	$77,916
Trading securities	22,793	—
Accounts receivable, net	123,948	142,098
Inventories	65,269	61,322
Prepaid and other current assets	10,243	9,750

Total current assets	405,768	291,086

Property and equipment, net	25,126	34,290
Investments in affiliates	7,172	7,970
Goodwill	3,058	3,058
Other intangible assets, net	667	1,764
Other assets	9,855	5,528

Total assets	$451,646	$343,696

Liabilities:
Accounts payable	$105,045	$110,148
Accrued restructuring	2,246	4,670
Accrued expenses	39,544	34,748
Other current liabilities	51,759	26,865

Total current liabilities	198,594	176,431

Long-term portion of accrued restructuring	39	494
Notes payable	73,391	—
Other long-term liabilities	8,004	9,866

Total liabilities	280,028	186,791

Stockholders’ equity:	171,618	156,905

Total liabilities and stockholders’ equity	$451,646	$343,696

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	(unaudited) Three Months Ended July 31,			Years Ended July 31,
	2014	2013	Fav (Unfav)	2014	2013	Fav (Unfav)
Net revenue	$164,700	$181,001	(9.0%)	$723,400	$754,504	(4.1%)
Cost of revenue	150,249	160,908	6.6%	648,675	680,134	4.6%

Gross profit	14,451	20,093	(28.1%)	74,725	74,370	0.5%

	8.8%	11.1%	(2.3%)	10.3%	9.9%	0.5%

Operating expenses:
Selling, general and administrative	17,233	19,823	13.1%	72,020	86,972	17.2%
Amortization of intangible assets	268	281	4.6%	1,097	1,133	3.2%
Impairment of long-lived assets	—	—		500	—
Restructuring, net	1,117	5,664	80.3%	6,557	14,497	54.8%

Total operating expenses	18,618	25,768	27.7%	80,174	102,602	21.9%

Operating income (loss)	(4,167)	(5,675)	26.6%	(5,449)	(28,232)	80.7%
Other income (expense), net	(2,226)	(1,195)	(86.3%)	(6,097)	(5,704)	(6.9%)

Income (loss) from continuing operations before taxes	(6,393)	(6,870)	6.9%	(11,546)	(33,936)	66.0%
Income tax expense	2,092	1,804	(16.0%)	4,682	3,779	(23.9%)
Equity in losses of affiliates, net of tax	—	161		134	1,615

Income (loss) from continuing operations	(8,485)	(8,835)	4.0%	(16,362)	(39,330)	58.4%

Discontinued operations, net of income taxes:
Income (loss) from discontinued operations	—	(6)	0.0%	80	(1,025)	107.8%

Net income (loss)	$(8,485)	$(8,841)	4.0%	$(16,282)	$(40,355)	59.7%

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations	$(0.16)	$(0.17)	4.7%	$(0.32)	$(0.84)	62.4%
Income (loss) from discontinued operations	(0.00)	(0.00)	99.9%	0.00	(0.02)	107.1%

Net income (loss)	$(0.16)	$(0.17)	4.8%	$(0.32)	$(0.86)	63.5%

Weighted average number of common shares used in:
Basic and diluted earnings per share	51,830	51,421		51,582	46,654

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Information by Operating Segment

(in thousands)

	(unaudited) Three Months Ended July 31,		Years Ended July 31,
	2014	2013	2014	2013
Net revenue:
Americas	$69,235	$72,354	$299,026	$268,490
Asia	42,285	48,099	176,592	212,963
Europe	43,760	48,522	209,550	237,222
All other	9,420	12,026	38,232	35,829

Total net revenue	$164,700	$181,001	$723,400	$754,504

Operating income (loss):
Americas	$1,152	$1,590	$9,456	$(230)
Asia	3,334	6,462	17,335	22,841
Europe	(3,385)	(8,512)	(12,319)	(22,091)
All other	(347)	605	(249)	349

Total segment operating income (loss)	754	145	14,223	869
Corporate-level activity	(4,921)	(5,820)	(19,672)	(29,101)

Total operating income (loss)	$(4,167)	$(5,675)	$(5,449)	$(28,232)

ModusLink Global Solutions, Inc. and Subsidiaries

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(in thousands)

Net Income (Loss) to Adjusted EBITDA1

	(unaudited)
	Three Months Ended July 31,		Years Ended July 31,
	2014	2013	2014	2013
Net income (loss)	$(8,485)	$(8,841)	$(16,282)	$(40,355)
Interest income	(56)	(71)	(382)	(300)
Interest expense	2,548	88	5,009	612
Income tax expense	2,092	1,804	4,682	3,779
Depreciation	2,981	3,907	13,179	14,118
Amortization of intangible assets	268	281	1,097	1,133

EBITDA	(652)	(2,832)	7,303	(21,013)
SEC inquiry and financial restatement costs	589	2,522	3,909	10,761
Strategic alternatives and other professional fees	878	35	963	1,270
Executive severance and employee retention	—	154	1,080	1,417
Restructuring	1,117	5,664	6,557	14,497
Share-based compensation	591	467	2,254	2,308
Impairment of goodwill and long-lived assets	—	—	500	—
Unrealized foreign exchange (gains) losses, net	(337)	(786)	(660)	1,964
Other non-operating (gains) losses, net	(39)	208	(430)	592
Equity in losses of affiliates and impairments	—	1,430	1,554	4,365
Discontinued operations	—	6	(80)	1,025

Adjusted EBITDA	$2,147	$6,868	$22,950	$17,186

[1]	The Company defines Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, SEC inquiry and financial restatement costs, strategic alternatives and other professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of goodwill and long-lived assets, unrealized foreign exchange (gains) losses, net, other non-operating (gains) losses, net, equity in losses of affiliates and impairments and discontinued operations.